Independent Auditors' Report

The Board of Directors
ITML Plastic Technology Incorporated:

We have audited the accompanying consolidated balance sheet of ITML Plastic Technology Incorporated as of October 31, 2006 and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ITML Plastic Technology Incorporated as of October 31, 2006 and the results of its operations and its cash flows for the year then ended in conformity with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature of such differences is presented in note 18 to the consolidated financial statements.

The accompanying 2005 financial statements of ITML Plastic Technology Incorporated were not audited or reviewed by us and, accordingly, we express no opinion or any other form of assurance on them in accordance with generally accepted auditing or review standards in the United States.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Hamilton, Canada
April 2, 2007

ITML PLASTIC TECHNOLOGY INCORPORATED
Consolidated Balance Sheet
October 31, 2006, with unaudited comparative figures for 2005

Assets	October 31, 2006	October 31, 2005 (unaudited)

Current assets

Cash and cash equivalents	$ 4,654,868	$ 3,170,735
Accounts receivable (note 2)	40,640,251	36,604,599
Accounts receivable from related parties (note 3)	2,814,101	333,055
Income taxes receivable	153,398	1,387,989
Inventories (note 4)	37,489,222	49,185,864
Prepaid expenses and deposits	1,113,160	769,473
Future income taxes	648,695	333,155

	87,513,695	91,784,870

Deferred finance charges	208,069	152,939
Long-term receivable (note 5)	-	297,005

Property, plant and equipment (note 6)	63,380,907	63,982,074

Goodwill	6,317,852	6,317,852
Shareholder loan to ITML Holdings Inc.	-	2,392,511
Future income taxes	3,370,469	1,356,038

	$ 160,790,992	$ 166,283,289

See the accompanying notes to the consolidated financial statements.

ITML PLASTIC TECHNOLOGY INCORPORATED Consolidated Balance Sheet October 31, 2006, with unaudited comparative figures for 2005
	October 31, 2006	October 31, 2005 (unaudited)
Current liabilities
Bank indebtedness (note 7)	$ 14,053,811	$ 15,997,148
Accounts payable and accrued liabilities	18,946,212	21,819,169
Future income taxes	-	144,697
Loan due on demand (note 8)	-	1,999,182
Current portion of loans payable to related parties (note 10)	27,472,528	-
Current portion of long-term debt, scheduled (note 9)	13,308,292	6,190,867
Current portion of long-term debt, demandable (note 9)	10,742,697	11,298,437

	84,523,540	57,449,500

Long-term debt (note 9)	7,169,962	15,332,570

Future income taxes	12,782,888	11,031,596

Loans payable to related parties (note 10)	-	29,865,039

Minority interest (note 17 (b))	4,066,496	3,714,469

Shareholder's Equity
Share capital (note 11)	22,030,212	9,400,212
Contributed Surplus (note 6)	8,273,590	8,273,590
Retained earnings	21,944,304	31,216,313

	52,248,106	48,890,115
Commitments (note 13)
Contingencies (note 12)

	$160,790,992	$ 166,283,289

See the accompanying notes to the consolidated financial statements.

ITML PLASTIC TECHNOLOGY INCORPORATED
Consolidated Statement of Income and Retained Earnings
Year ended October 31, 2006, with unaudited comparative figures for 2005

	October 31, 2006	October 31, 2005 (unaudited)

Sales	$ 193,026,899	$ 195,082,267
Cost of goods sold	163,869,970	162,437,514

Gross margin	29,156,929	32,644,753

Operating expenses:
Donations	35,312	328,149
Engineering	447,832	507,957
Foreign exchange gain	(283,433)	(48,266)
Selling	4,621,256	4,843,480
Administration	6,313,583	6,429,328

	11,134,550	12,060,648

	18,022,379	20,584,105
Depreciation	8,534,809	8,522,560

Income from operations	9,487,570	12,061,545

Other (income) and expenses:
Other interest (net of interest income)	1,534,464	2,408,801
Interest on long-term debt	3,560,756	1,912,270
Other expenses	300,698	-
Loss on sale of property, plant and equipment	54,228	81,449

	5,450,146	4,402,520

Income before income taxes and minority interest	4,037,424	7,659,025

Provision for (recovery of) income taxes
Current	672,969	2,157,236
Future	(652,264)	681,461

	20,705	2,838,697

Net income before minority interest	4,016,719	4,820,328
Minority interest	658,728	606,303

Net income	3,357,991	4,214,025

Retained earnings, beginning of year	31,216,313	52,377,288
Dividends	(12,630,000)	(25,375,000)

Retained earnings, end of year	$ 21,944,304	$ 31,216,313

See the accompanying notes to the consolidated financial statements.

ITML PLASTIC TECHNOLOGY INCORPORATED Consolidated Statement of Cash Flows Year ended October 31, 2006, with unaudited comparative figures for 2005

	October 31, 2006	October 31, 2005
		(unaudited)

Cash provided by (used in):

Operations

Net income	$ 3,357,991	$ 4,214,025

Depreciation and amortization	8,534,809	8,522,560
Future income taxes	(652,264)	681,461
Loss on sale of capital assets	54,228	81,449
Minority interest	658,728	606,303
Unrealized foreign exchange gain on long-term debt and minority interest	(1,199,177)	(109,710)
Changes in non-cash working capital	2,981,530	(14,503,243)

	13,735,845	(507,155)

Financing

Decrease in bank indebtedness	(1,943,337)	(2,178,342)
Proceeds on issue of long-term debt	5,338,199	6,871,273
Principal payments on long-term debt	(5,739,946)	(14,138,559)
Proceeds on issue of related party notes	-	21,350,976
Collection of shareholder loan	2,392,511	-
Repayment of related party loans	(4,391,693)	(1,792,987)
Minority interest distribution	(306,701)	(118,924)
Deferred finance charge	(55,130)	(77,554)
Long-term receivable	297,005	179,274

	(4,409,092)	10,095,157

Investments

Expenditures on property, plant and equipment	(8,010,937)	(7,435,529)
Proceeds from sale of property, plant and equipment	23,067	141,799

	(7,987,870)	(7,293,730)
Exchange (gain) loss on foreign cash balances	145,250	(98,781)

Increase in cash	1,484,133	2,195,491
Cash and cash equivalents, beginning of year	3,170,735	975,244

Cash and cash equivalents, end of year	$ 4,654,868	$ 3,170,735

See the accompanying notes to the consolidated financial statements.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
1.	Significant accounting policies
	(a)	Basis of presentation:

These consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary companies, its 50% interest in the Amerikan, LLC joint venture, and WhiteRidge Plastics, LLC which is subject to a non-controlling minority interest. All intercompany accounts and transactions have been eliminated.

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles. See note 18 for discussion of differences between Canadian and United States generally accepted accounting principles.

	(b)	Inventories:
Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.
	(c)	Property, plant and equipment:
Property, plant and equipment are stated at cost. Depreciation is provided using the following annual rates:

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
Asset	Basis	Rate
Buildings	Declining balance	5%
Machinery and equipment	Declining balance	10%-331/3%
Fences	Declining balance	10%
Computers	Straight-line	331/3%
Vehicles	Declining balance	30%
Furniture and fixtures	Straight-line	10%
Moulds	Straight-line	10%-20%
Site improvements	Straight-line	10%

(d)	Goodwill:

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the assets acquired, less liabilities assumed, based on their fair values. Goodwill is allocated as of the date of the business combination to the Company's reporting units that are expected to benefit from the synergies of the business combination.

Goodwill is not amortized and is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test involves comparing the carrying amount of the reporting unit with its fair value. When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired. When the fair value of the reporting unit does not exceed its carrying amount, the implied fair value of there reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. When the carrying amount of reporting unit goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of income.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
(e)	Foreign currency translation:

Transactions in foreign currencies are translated into Canadian dollars at exchange rates in effect on the date of the transactions. Monetary assets and liabilities are translated into Canadian dollars at the exchange rate in effect as at the consolidated balance sheet date. Gains and losses resulting from these translation adjustments are included in income.

Monetary assets and liabilities of integrated foreign operations are translated into Canadian dollars at exchange rates in effect as at the consolidated balance sheet dates. Non-monetary items are translated at historical exchange rates. Operating revenues and expenses are translated at average exchange rates prevailing during the year. Any corresponding foreign exchange gains or losses are included in income.

(f)	Income taxes:

The Company uses the asset and liability method of accounting for future income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

(g)	Use of estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the year.

Accounts receivable are stated after evaluation of collectability and an appropriate allowance for doubtful accounts. Inventories are recorded net of provisions for net realizable value. The amounts recorded for depreciation of property, plant and equipment and goodwill are based on estimates. Estimates by their nature are subject to measurement uncertainty. The effect on the financial statements of changes in such estimates in future periods could be significant.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
(h)	Impairment of long-lived assets:

Long-lived assets, primarily property, plant and equipment subject to depreciation, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized of the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

(i)	Sale of receivables:

Transfers of receivables in factoring transactions are recognized as sales when the Company is deemed to have surrendered control over the transferred receivables and consideration has been received. When the Company sells its receivables, it de-recognizes all receivables sold, recognizes at fair value the assets received and liabilities incurred, and records the gain or loss on sale in the statement of income.

(j)	Revenue recognition:

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

(k)	Investments:

Investment in a joint venture is accounted for using the proportionate consolidation method where by the Company's proportionate share of the assets, liabilities and the related revenues and expenses of the joint venture is included in the financial statements.

(l)	Deferred finance charges:
Deferred finance charges represent the cost of the issuance of industrial development revenue bonds. Amortization is provided on a straight-line basis, over the term of the related debt.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
2.	Accounts receivable:

During fiscal 2006 and 2005 the Company was a party to an accounts receivable factoring program (the "program") permitting it to sell, on an on-going basis, certain of its trade receivables to a division of a chartered bank to a maximum of Canadian $10.0 million. The total amount transferred and removed from the accounts receivable of the Company at October 31, 2006 was $nil (October 31, 2005-$9,313,215). This program was allowed to lapse and was not renewed prior to October 31, 2006.

3.	Related party balances and transactions:

The Company enters into related party transactions in the normal course of operations. Such transactions are measured at the exchange amount of consideration established and agreed to by the related parties.

Related party transactions not otherwise disclosed are as follows:

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
Related party balances not otherwise disclosed are as follows:

4.	Inventories:

5.	Long-term receivable:

During fiscal 2004 WhiteRidge Plastics, LLC provided financing to a customer for the purchase of moulds. The balance bears interest at prime plus 2.0% and is repayable by January 2008. Repayments are based on shipments of product. This receivable was fully repaid during fiscal 2006. As at October 31, 2005 the total balance outstanding was $562,470, of which $265,465 was included in accounts receivable.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
6.	Property, plant and equipment:

In December, 2004, the Company's Canadian subsidiaries transferred their land, buildings and related site improvements for $25,375,000, to a related company, IPTI Properties Inc., based on the directors' best estimate of fair market value. These related party transactions in these financial statements were measured at the carrying amount of the land, building and related site improvements previously recognized in the accounts of the Company's Canadian subsidiaries, amounting to $17,101,410. The difference of $8,273,590 between the proceeds and the carrying amount was credited to contributed surplus.

7.	Bank indebtedness:

Bank indebtedness of ITML Plastic Technology Incorporated, ITML Horticultural Products Incorporated ("ITML"), Dekka Resins Inc. ("Dekka"), Kord Products Inc. ("Kord"), Texon Polymer Group Inc. ("Texon") and WhiteRidge Plastics, LLC ("WhiteRidge") is secured by accounts receivable and inventory and general security agreements covering all other assets, subject to prior security on specific machinery and equipment. Bank indebtedness of ITML Plastic Technology Incorporated and Dekka also include security described in note 9.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
8.	Loan due on demand:
The promissory note due to an ultimate shareholder, bears interest at 6.0% per annum and has no fixed terms of repayment. The promissory note was repaid during the year.
9.	Long-term debt:

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006

2006	2005 (unaudited)
Texon:		
Central National Bank loan (2005 - $294,507 US), bearing interest at Central Bank prime less 0.5%, monthly payments of $14,196 US, due September 2006 and repaid during the year.	-	347,871
ITML:		
GE Capital loan, bearing interest at BA plus 1.9%, monthly payments of $71,887, due August 2008.	**1,194,014**	1,965,365
GE Capital loan, bearing interest at BA plus 1.9%, monthly payments of $712, due November 2008.	**16,782**	24,149
GE Capital loan, bearing interest at BA plus 1.9%, monthly payments of $929, due January 2009.	**25,455**	34,851
GE Capital loan, bearing interest at BA plus 1.9%, monthly payments of $1,314, due January 2007.	**4,984**	20,016
GE Capital loan ($529,589 US, 2005 $817,070 US), bearing interest at LIBOR plus 2.48%, monthly payments of $28,125 US, due April 2008.	**594,781**	965,123
GE Capital loan ($669,141 US, 2005 $783,382 US), bearing interest at LIBOR plus 2.48%, monthly payments of $13,979 US, due November 2010.	**751,512**	925,331
GE Capital loan ($19,446 US, 2005 $381,963 US), bearing interest at LIBOR plus 2.48%, monthly payments of $31,514 US, due November 2006.	**21,942**	451,175
GE Capital loan ($535,756 US, 2005 $985,043 US), bearing interest at LIBOR plus 2.5%, monthly payments of $42,185 US, due November 2007.	**601,707**	1,163,533
GE Capital loan ($241,351 US, 2005 $965,879 US), bearing interest at LIBOR plus 2.48%, monthly payments of $64,202 US, due December 2006.	**271,061**	1,140,896
GE Capital loan, bearing interest at BA plus 2.3%, monthly payments of $34,172, due April 2008.	**601,417**	963,100

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006

2006	2005 (unaudited)
ITML (continued):		
GE Capital Loan, bearing interest at 5.65% fixed, monthly payments of $23,412, due December 2008	**571,652**	-
GE Capital Loan, bearing interest at 5.78% fixed, monthly payments of $5,457, due December 2012	**339,007**	-
GE Capital loan ($1,690,045 US), bearing interest at fixed rate of 7.39%, monthly payments of $26,755 US, due July 2013	**1,898,089**	-
GE Capital loan ($392,192 US), bearing interest at fixed rate of 7.48%, monthly payments of $13,192 US, due July 2009	**440,471**	-
Kord USA Inc.:		
SBA loan ($608,888 US, 2005 $658,106 US), bearing interest at 7.821%, monthly payments of $8,246 US, due April 2015.	**683,843**	777,355
Ford loan, bearing no interest, monthly principal payments of $551 US, due January 2007.	**1,856**	9,762
Ford loan, bearing no interest, monthly principal payments of $476 US, due February 2011	**26,754**	-
Kord:		
GE Capital loan, bearing interest at BA plus 1.9%, monthly payments of $4,799, due September 2009.	**165,758**	212,627
GMAC loan, bearing no interest, monthly principal payments of $741, due December 2005 and repaid during the year.	-	1,482
GE Capital loan ($402,957 US, 2005 $477,718 US), bearing interest at prime plus 2.48%, monthly payments of $8,935 US, due July 2010.	**452,561**	564,281
GE Capital loan (2005 - $80,770 US), bearing interest at prime plus 2.48%, monthly payments of $7,328 US, due September 2006 and repaid during the year.	-	95,405

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006

2006	2005 (unaudited)
Kord (continued):		
GE Capital loan (2005 - $96,493 US), bearing interest at prime plus 2.48%, monthly payments of $8,658 US, due September 2006 and repaid during the year.	-	113,978
GE Capital loan ($313,794 US, 2005 $576,991 US), bearing interest at prime plus 2.5%, monthly payments of $24,710 US, due October 2007.	**352,422**	681,542
GE Capital loan ($13,097 US, 2005 $102,328 US), bearing interest at prime plus 2.48%, monthly payments of $8,658 US, due September 2006.	**14,709**	120,870
GMAC loan, bearing no interest, monthly principal payments of $737, due December 2006 and repaid during the year.	-	10,323
Ford loans, bearing no interest, monthly principal payments of $2,093, due March 2007.	**9,648**	34,751
GE Capital loan, bearing interest at BA plus 2.3%, monthly payments of $7,723, due November 2012.	**483,241**	544,271
WhiteRidge:		
Industrial Development Revenue Bond ($777,453 US, 2005 $1,054,122 US), requiring annual sinking fund payments of $275,000 US adjustable annually to amortize bond fully by February 2013, variable interest rate (3.69% at October 31, 2006)	**873,157**	1,245,129
Industrial Development Revenue Bond ($2,306,629 US, 2005 $2,595,265 US), requiring annual sinking fund payments of $275,000 US adjustable annually to amortize bond fully by March 2015, variable interest rate (3.69% at October 31, 2006).	**2,590,575**	3,065,527
BB&T Bank loan ($166,323 US, 2005 $216,299 US), bearing interest at US prime, monthly payments of $5,398 US, due September 2009.	**186,798**	255,492

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006

In conjunction with the sale of the Company on January 9, 2007 (see note 17(d)), the new corporate owner paid out all of the long-term debt other than what continues to be categorized as long-term in the table above, which is the Amerikan, LLC Industrial Development Revenue Bond and the two WhiteRidge Industrial Development Revenue Bonds. Consequently all other long-term debt has been classified as current as at October 31, 2006 and included in the current portion of long-term debt scheduled and demandable.

Dekka:
The GE Canada loans are secured by specific machinery and equipment with a net book value of approximately $3,668,000 (October 31, 2005-$1,429,000).
Amerikan, LLC:

The Industrial Development Revenue Bonds are secured by an irrevocable letter of credit issued by Sun Trust Bank, secured by the fixed assets of the company. The Sun Trust Bank letter of credit is secured by land and building of the company with a net book value of approximately $4,297,000 US (October 31, 2005-$1,928,000).

Texon Polymer Group Inc.:

The Central National Bank loan was secured by specific machinery and equipment of the company with a net book value of approximately $503,000 as at October 31, 2005. The loan is guaranteed by ITML Plastic Technology Incorporated, ITML, Lone Star Plastics Inc. and Dekka. The loan was repaid during fiscal 2006.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
ITML:
The GE Capital Canada loans are secured by specific machinery and equipment of the company with a net book value of approximately $13,456,000 (October 31, 2005-$11,569,000).
Kord USA:
The SBA loan is secured by specific machinery and equipment of the company.
Kord:
The loans are secured by specific machinery and equipment of the company with a net book value of approximately $2,303,000 (October 31, 2005-$3,132,000).
WhiteRidge Plastics, LLC:

The Industrial Development Revenue Bonds are secured by a letter of credit issued by BB&T Bank, secured by the accounts receivable, inventory, real property and equipment of the company. The BB&T Bank loan is secured by land and building of the company with a net book value of approximately $1,695,000 (October 31, 2005-$1,663,000).

ITML Nevada Partnership:

The Bank of Montreal loan is secured by the same loan agreement as ITML Plastic Technology Incorporated. The loan includes unlimited guarantees from ITML Plastic Technology Incorporated, ITML, ITML Finance Inc., Kord, ITML Nova Scotia Corp., and ITML LLC.

Principal due within each of the next five yeas on long-term debt is approximately as follows:

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
10.	Loans payable to related parties:

In conjunction with the sale of the Company on January 9, 2007 (see note 17(d)), the new corporate owner paid out all loans payable to related parties and consequently, all are classified as current as at October 31, 2006.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
11.	Share capital:

During the fiscal year the Company increased the stated capital of the 1,000,000 common shares by the issuance of a series of deemed dividends equal to an identical amount.
12.	Contingencies:
The Company has provided a $600,000 US letter of guarantee to Sun Trust Bank as collateral for the $8,000,000 US industrial development revenue bonds used to finance Amerikan, LLC's development.

The Company has provided five letters of credit totaling $486,800 to the Ontario Ministry of Finance as collateral for a deferred contingent obligation with respect to Ontario land transfer tax in connection with the transfer of the Company's Canadian land, buildings and related site improvements to a related company in December 2004 (see note 6). The obligations relating to the five letters of credit were transferred to a related company, ITML Holdings Inc., prior to January 9, 2007 in connection with the sale of the Company (see note 17(d)).

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
13.	Commitments:
The Company is committed to payments under operating leases for equipment and premises requiring minimum annual payments as follows:

14.	Supplemental cash flow information:

15.	Financial instruments:
	(a)	Foreign currency risk:

A significant portion of the Company's sales and long-term debt are denominated in U.S. dollars and accordingly, the Company is exposed to foreign currency risk. The Company's credit facility provides access to forward foreign exchange contracts. At October 31, 2006 there were no outstanding contracts.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
	(b)	Credit risk:

The Company is subject to a concentration of credit risk as approximately 9% of the Company's sales (2005--10%) and 11% of accounts receivable (October 31, 2005--13%) are with one customer. The Company reviews a new customer's credit history before extending credit and conducts regular reviews of its existing customer's credit performance. An allowance for doubtful accounts is established based upon factors surrounding the credit risk of specific customers, historical trends and other information. The allowance for doubtful accounts at October 31, 2006 was $646,380 (October 31, 2005-$554,879).

	(c)	The carrying value of financial assets and liabilities included in the consolidated balance sheet approximate their fair value.

16.	Investment in joint venture:

The major components of the joint venture included in the consolidated financial statements are as follows: current assets $1,295,936; long-term assets $3,713,322; current liabilities $726,971; long-term debt $4,000,000; revenues $1,962,964; cost of sales $1,468,475; expenses $519,923; net loss $25,433; cash flows resulting from operations ($325,496); cash flows resulting from financing activities ($77,778); and cash flows resulting from investing activities ($1,788,111).

17.	Subsequent events:
	(a)	Amalgamation:

Effective November 1, 2006, the Company and its wholly-owned Canadian subsidiaries ITML Horticultural Products Inc., Resins Inc. and Kord Products Inc. amalgamated and continued under the new name ITML Horticultural Products Inc. Share capital remained unchanged.

	(b)	Acquisition of minority interest:

Effective November 1, 2006, the Company, through its wholly-owned subsidiary Lone Star Plastics Inc., acquired the remaining 50% interest in WhiteRidge Plastics, LLC for total cash purchase price consideration, including transaction costs, of U.S. $4,166,861. The purchase price was financed by the Company's existing short-term bank operating line with its primary bank.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
	(c)	Amalgamation:

Effective December 27, 2006, ITML Horticultural Products Inc. amalgamated with its wholly-owned Canadian subsidiary ITML Finance Inc. and was again continued under the new name ITML Horticultural Products Inc. Share capital remained unchanged.

	(d)	Sale of the Company:

Effective December 27, 2006, the Company's parent company, ITML Holdings Inc., and a subsidiary entered into two definitive share purchase agreements with Myers Industries, Inc., a U.S. public company, to sell 100% of the issued and outstanding common shares of the newly amalgamated company, ITML Horticultural Products Inc. The transaction subsequently closed effective January 9, 2007.

18.	United States generally accepted accounting principles:
Areas of difference between Canadian and United States generally accepted accounting principles ("GAAP") are discussed below:
	(a)	Capitalization of interest:

Statement of Financial Accounting Standards No. 34, "Capitalization of Interest Cost" requires capitalization of interest costs as part of the historical cost of capital or software assets constructed for the Company's own use. Interest cost is an element of the historical cost of acquiring certain qualifying assets when a period of time is required to bring the asset to the condition and location for its intended use. No interest had been capitalized under Canadian GAAP. Accordingly, under U.S. GAAP, the carrying amount of certain machinery and equipment would increase, accumulated depreciation and depreciation expense would increase and interest expense would decrease.

	(b)	Deferred finance charges:

Under Canadian GAAP, the Company defers and amortizes debt issuance costs on a straight-line basis over the stated term of the related debt. Under U.S. GAAP, the Company is required to amortize financing costs over the stated term of the related debt using the effective interest method resulting in a consistent interest rate over the term of the debt in accordance with Accounting Principles Board Opinion No. 21 (APB "21"). Accordingly, interest expense would increase and deferred finance charges would decrease.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006
(c)	Reporting comprehensive income:

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income equals net income (loss) for the period as adjusted for all other non-owner changes in shareholder's equity. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement. The only component of comprehensive income (loss) is the net income (loss) for the period.

(d)	Derivative financial instruments:

Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in commodity contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. Embedded derivatives that meet the criteria for bifurcation are separated and measured at fair value. Subsequent changes in fair value are recorded in income. Under Canadian GAAP, separate accounting of embedded derivatives from the host contract is not currently permitted by CICA Emerging Issues Committee Abstract No. 117. The Company has entered into certain long term agreements to acquire a minimum quantity of electricity and natural gas at a fixed price that permit net cash settlement for quantities not physically delivered to the Company. The Company has not availed itself of the normal purchase, normal sale exception permitted under SFAS 133 and, accordingly such contracts would be derivative contracts requiring measurement and recognition under U.S. GAAP.

(e)	Investment in joint venture:

The Company has a 50% interest in a joint venture. The joint venture is accounted for using the proportionate consolidation method under Canadian GAAP. Under U.S. GAAP, investments in joint ventures are accounted for using the equity method. The different accounting treatment affects the display and classification of the financial statement line items and not the net income or shareholder's equity.

(f)	Income taxes:

Accounting for income taxes under Canadian and U.S. GAAP is similar, except that income tax rates of enacted or substantively enacted tax law must be used to calculate future income tax assets and liabilities under Canadian GAAP. Under U.S. GAAP, only income tax rates of enacted tax laws can be used. At October 31, 2006, income tax rates used to measure future tax assets and liabilities are enacted and hence, there is no difference at October 31, 2006.

ITML PLASTIC TECHNOLOGY INCORPORATED Notes to Consolidated Financial Statements Year ended October 31, 2006

Under U.S. GAAP, the income tax expense is reduced for investment tax credits related to research and development expenses, which had been recognized as a reduction of "Cost of sales" under Canadian GAAP.

	(g)	Inventory costs:

Statement of Financial Accounting Standard No. 151 "Inventory Costs" ("SFAS 151") requires the allocation of fixed production overhead costs in inventory including depreciation. Under Canadian GAAP, inventory is valued using fixed production overhead costs excluding depreciation. Under U.S. GAAP, the carrying amount of finished goods inventory and cost of goods sold would increase for an appropriate allocation of depreciation costs and depreciation expense would decrease.

	(h)	Foreign currency translation:

In Canadian GAAP the U.S. subsidiaries are considered integrated foreign operations and are translated using the temporal method. Under U.S. GAAP the functional currency of the U.S. subsidiaries is the Canadian dollar and therefore there is no measurement difference.

19.	Fiscal 2005 comparative financial data:
Certain fiscal unaudited 2005 comparative figures have been reclassified to conform with the financial presentation adopted in the current year.